As filed with the Securities and Exchange Commission on March 6, 2023

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Akoya Biosciences, Inc.

(Exact name of registrant as specified in its charter)

Delaware	47-5586242
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

100 Campus Drive, 6th Floor Marlborough, MA	01752
(Address of principal executive offices)	(Zip code)

Akoya Biosciences, Inc. 2021 Equity Incentive Plan

Akoya Biosciences, Inc. 2021 Employee Stock Purchase Plan

(Full title of the plan)

Brian McKelligon

Chief Executive Officer

Akoya Biosciences, Inc.

100 Campus Drive, 6th Floor

Marlborough, MA 01752

(855) 896-8401

(Name, address and telephone number, including area code, of agent for service)

Copy to:

Patrick O’Malley, Esq.

DLA Piper LLP (US)

4365 Executive Drive, Suite 1100

San Diego, CA 92121

Tel: (858) 677-1400

Fax: (858) 677-1401

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act:

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act. ☐

REGISTRATION OF ADDITIONAL SHARES PURSUANT TO GENERAL INSTRUCTION E

Pursuant to General Instruction E to Form S-8, this Registration Statement is being filed for the purpose of registering an additional (i) 1,914,409 shares of the Registrant’s common stock to be issued pursuant to the Registrant’s 2021 Equity Incentive Plan; and (ii) 191,440 shares of the Registrant’s common stock to be issued pursuant to the Registrant’s 2021 Employee Stock Purchase Plan, which are the same class as those securities previously registered on effective Form S-8 filed with the Securities and Exchange Commission on April 23, 2021 (File No. 333-255468) (the “Original Registration Statement”) and March 15, 2022 (333-263548). The contents of the Original Registration Statement, as amended, or as modified or superseded pursuant to Rule 412 under the Securities Act, are incorporated by reference into this Registration Statement.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8. Exhibits.

Exhibit No.	Description

4.1(1)	Amended and Restated Certificate of Incorporation of the Registrant.

4.2(2)	Amended and Restated Bylaws of the Registrant.

4.3	Description of Capital Stock.

5.1	Opinion of DLA Piper LLP (US).

23.1	Consent of RSM US LLP, an independent registered public accounting firm.

23.2	Consent of DLA Piper LLP (US) (filed as a part of Exhibit 5.1).

24.1	Power of Attorney (contained on signature page).

99.1(3)#	2021 Equity Incentive Plan and forms of award agreements thereunder.

99.2(4)#	2021 Employee Stock Purchase Plan.

107	Filing Fee Exhibit.

(1)	Previously filed as Exhibit 3.3 to the Registrant’s Registration Statement on Form S-1 (File No. 333-254760), originally filed with the Commission on March 26, 2021, as amended, and incorporated herein by reference.

(2)	Previously filed as Exhibit 3.4 to the Registrant’s Registration Statement on Form S-1 (File No. 333-254760), originally filed with the Commission on March 26, 2021, as amended, and incorporated herein by reference.

(3)	Previously filed as Exhibit 10.2 to the Registrant’s Registration Statement on Form S-1 (File No. 333-254760), originally filed with the Commission on March 26, 2021, as amended, and incorporated herein by reference.

(4)	Previously filed as Exhibit 10.3 to the Registrant’s Registration Statement on Form S-1 (File No. 333-254760), originally filed with the Commission on March 26, 2021, as amended, and incorporated herein by reference.

#            Indicates a management contract or compensatory plan or arrangement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned thereunto duly authorized in the City of Marlborough, State of Massachusetts, on March 6, 2023.

AKOYA BIOSCIENCES, INC.

By:	/s/ Brian McKelligon
Brian McKelligon
President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose individual signature appears below hereby authorizes and appoints Brian McKelligon and Joseph Driscoll, and each of them, with full power of substitution and resubstitution and full power to act without the other, as his true and lawful attorney-in-fact and agent to act in his name, place and stead and to execute in the name and on behalf of each person, individually and in each capacity stated below, and to file any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing, ratifying and confirming all that said attorneys-in-fact and agents or any of them or their or his substitute or substitutes may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ Brian McKelligon	President, Chief Executive Officer and Director	March 6, 2023
Brian McKelligon	(Principal Executive Officer)
/s/ Joseph Driscoll	Chief Financial Officer	March 6, 2023
Joseph Driscoll	(Principal Financial and Accounting Officer)
/s/ Robert Shepler	Chairman of the Board	March 6, 2023
Robert Shepler
/s/ Garry Nolan, PhD	Director	March 6, 2023

Garry Nolan, PhD
/s/ Thomas Raffin, MD	Director	March 6, 2023
Thomas Raffin, MD
/s/ Thomas P. Schnettler	Director	March 6, 2023
Thomas P. Schnettler
/s/ Scott Mendel	Director	March 6, 2023
Scott Mendel /s/ Matthew Winkler, PhD	Director	March 6, 2023
Matthew Winkler, PhD /s/ Myla Lai-Goldman, MD	Director	March 6, 2023
Myla Lai-Goldman, MD